UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                   FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): October 15, 2004

                      CAMERA  PLATFORMS  INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)

         Delaware                       0-14675        95-4024550
(State or other jurisdiction          (Commission     (IRS Employer
of incorporation or organization)     File Number)   Identification No.)

                 10909 Vanowen Street, North Hollywood, CA 91605
         (Address of principal executive offices)       (Zip Code)

                                (818) - 623-1700
              (Registrant's telephone number, including area code)

                                 Not Applicable
         (Former name or former address if changed since last report)


Item 2.01. Completion of Acquisition or Disposition of Assets

Commencing on October 15, 2004, the Company began a series of dispositions of excess rental inventory. The Company sold several Akela and Enlouva cranes, a Panther dolly and several vehicles. For the quarter ended December 31, 2004 the Company received proceeds of $214,000 and recognized a gain of $177,000.

During the quarter ended March 31, 2005, the Company received proceeds of $27,000 and recognized a gain of the same amount.

During April and May of 2005, the Company received proceeds of $25,000 and recognized a gain of the same amount.

All sales proceeds were received in cash. The sales were made to various non-related individuals and entities, primarily in the entertainment industry.


	SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CAMERA PLATFORMS INTERNATIONAL, INC.


Date:  July 8, 2005

      _____________________
  	/s/ Martin Perellis
	Martin Perellis
	Chief Executive and Chief Financial Officer